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Exhibit 10.73

AMENDMENT NO. 1
TO LEASE

        THIS AMENDMENT NO. 1 is made and entered into this 22nd day of January, 2002, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR'S TRUST) (previously known as the "John Arrillaga Family Trust") as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and ABGENIX, INC., a Delaware corporation, as TENANT.

RECITALS

        A.    WHEREAS, by Lease Agreement dated July 31, 1996 Landlord leased to Tenant all of that certain 52,416+/- square foot building located at 7601 Dumbarton Circle, Fremont, California, the details of which are more particularly set forth in said July 31, 1996 Lease Agreement, and,

        B.    WHEREAS, said Lease was amended by the Commencement Letter dated January 31, 1997 which confirmed the February 1, 1997 Lease Commencement Date and the January 31, 2007 Lease Termination Date, and,

        C.    WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for three (3) year, changing the Termination Date from January 31, 2007 to January 31, 2010, (ii) amending the Basic Rent schedule and Aggregate Basic Rent accordingly, (iii) increasing the Security Deposit required under the Lease, (iv) amending Lease Paragraphs 9 ("Taxes") and 43 ("Hazardous Materials"), and (v) adding a "Cross Default" paragraph to said Lease Agreement as hereinafter set forth.

AGREEMENT

        NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

        1.    TERM OF LEASE:    Pursuant to Lease Paragraph 44 ("Three (3) three (3) Year Options to Extend"), Tenant has exercised its First Three (3) Year Option to Extend. Therefore it is agreed between the parties that the Term of said Lease Agreement shall be extended for an additional three (3) year period, and the Lease Termination Date shall be changed from January 31, 2007 to January 31, 2010.

        2.    BASIC RENT FOR EXTENDED TERM OF LEASE:    The monthly Basic Rent for the Extended Term of Lease shall be as follows:

        On February 1, 2007, the sum of NINETY-FOUR THOUSAND THREE HUNDRED FORTY-EIGHT AND 80/100 DOLLARS ($94,348.80) shall be due, and a like sum due on the first day of each month thereafter through and including January 1, 2008.

        On February 1, 2008, the sum of NINETY-SIX THOUSAND NINE HUNDRED SIXTY-NINE AND 60/100 DOLLARS ($96,969.60) shall be due, and a like sum on the first day of each month thereafter through and including January 1, 2009.

        On February 1, 2009, the sum of NINETY-NINE THOUSAND FIVE HUNDRED NINETY AND 40/100 DOLLARS ($99,590.40) shall be due, and a like sum due on the first day of each month thereafter through and including January 1, 2010.

        The Aggregate Basic Rent for the Lease shall be increased by $3,490,905.60 or from $9,623,577.60 to $13,114,483.20.

        3.    SECURITY DEPOSIT:    Tenant's Security Deposit shall be increased by $15,724.80, or from $183,456.00 to $199,180.80. Said increased Security Deposit shall be paid by Tenant to Landlord concurrently with the delivery of this executed Amendment No. 1.

        4.    CROSS DEFAULT:    It is understood that, concurrently with the execution of this Amendment No. 1, Landlord and Tenant are entering into another lease agreement dated January 22, 2002 for premises located at 34700 Campus Drive, Fremont, California (the "New Lease"). As a material part of the consideration for the execution of said New Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under said New Lease may, at the option of Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both leases including, but not limited to, the right to terminate one or both of said leases by reason of default under said New Lease or hereunder. Notwithstanding anything to the contrary herein, in the event the New Lease does not commence for any reason whatsoever, this Paragraph 4 shall be null and void, and this Amendment No. 1 shall be effective absent this Paragraph 4.

        5.    TAXES:    Lease Paragraph 9 ("Taxes") shall be amended to include the following language:

          "The term "Real Estate Taxes" shall also include supplemental taxes related to the period of Tenant's Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired".

        6.    HAZARDOUS MATERIALS:    Lease Paragraph 43 ("Hazardous Materials") shall be amended to include the following:

As evidenced by their initials set forth immediately below, Tenant acknowledges that Landlord has provided Tenant with copies of the environmental reports listed on Exhibit A ("Reports"), and Tenant acknowledges that Tenant and Tenant's experts (if any) have had ample opportunity to review such reports and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant's intended use of the Property. To the best of Landlord's knowledge as of the date of this Lease, except as noted in said Reports, no additional on site Hazardous Materials contamination exist on the Property; however, Landlord shall have no obligation to further investigate.

Initial:		Initial:
	Tenant		Landlord

        7.    EXAMINATION OF AMENDMENT:    This Amendment No. 1 shall not be effective until its execution by both Landlord and Tenant.

        EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said July 31, 1996 Lease Agreements shall remain in full force and effect.

        (This Space Left Blank Intentionally)

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:		TENANT:
JOHN ARRILLAGA SURVIVOR'S TRUST		ARGENIX, INC. a Delaware corporation
By	John Arrillaga, Trustee	By
Date:		Print or Type Name

RICHARD T. PEERY SEPARATE PROPERTY TRUST		Title:
By	Richard T. Peery, Trustee	Date:
Date:

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  Exhibit 10.73